SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2016

Royale Energy, Inc.

7676 Hazard Center Drive, Suite 1500
San Diego, CA 92108
1-800-447-8505

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Item 8.01  Other Events

Royale Energy, Inc. reached total depth of 6,720 feet in the CRC RVGU #8-1 well on Saturday, September 10, 2016.  The objective sands were encountered at the depths identified by the 3D seismic data. Mudlogs and e-logs proved encouraging, casing was set and plans to complete and test the well have been initiated.
The company has also filed for permit to drill the CRC RVGU #8-2, the second of five currently identified wells under its Rio Vista joint development agreement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: September 13, 2016	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President and Chief Financial Officer